UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 31, 2010

Syntel, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Michigan	000-22903	38-2312018
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

525 E. Big Beaver Road, Suite 300, Troy, Michigan		48083
(Address of Principal Executive Offices)		(Zip Code)

(248) 619-2800

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 31, 2010, Syntel, Inc. (“Syntel”) entered into a letter agreement with an affiliate of State Street Bank concerning the shareholders agreement between Syntel and the State Street Bank affiliate with respect to the joint venture through which Syntel provides KPO services to State Street Bank. Syntel and the State Street Bank affiliate have been in discussions for several months concerning a possible modification of the joint venture and the terms of the shareholders agreement. Under the shareholders agreement, the State Street Bank affiliate has the right to purchase Syntel’s interest in the joint venture at an agreed upon formula price commencing in February 2010. Pursuant to the letter agreement, the State Street Bank affiliate waived its right to exercise the purchase right during the period February 1, 2010 through March 31, 2010 (“Waiver Period”), subject to the terms of the shareholders agreement, as the parties continue their discussions. The State Street Bank affiliate at its discretion may extend the Waiver Period for one or more additional periods of 30 days.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Syntel, Inc.
(Registrant)

Date February 4, 2010	By	/S/ DANIEL M. MOORE
Daniel M. Moore, Chief Administrative Officer

3